Exhibit 10.2
EXECUTION COPY
TEMPORARY LIQUIDITY FACILITY INTERCREDITOR AGREEMENT
          This TEMPORARY LIQUIDITY FACILITY INTERCREDITOR AGREEMENT is dated as of April 30, 2008 and is entered into by and among ATARI, INC., a Delaware corporation (the “Borrower”), BLUEBAY HIGH YIELD INVESTMENTS (LUXEMBOURG) S.A.R.L. (in its individual capacity, and any successor thereto by merger, consolidation or otherwise, “BlueBay”), as Agent for the Secured Parties (each, as defined below) under the BlueBay Credit Agreement referred to below, and INFOGRAMES ENTERTAINMENT, S.A. (as the context may require, in its capacity as (i) Lender under (and as defined in) the IESA Credit Agreement (as defined below), and (ii) Secured Party under (and as defined in) the IESA Collateral Documents (as defined below), “IESA”).
RECITALS
          WHEREAS, pursuant to that certain Credit Agreement, dated as of November 3, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “BlueBay Credit Agreement”), among the Borrower, the lenders party thereto from time to time (the “Secured Parties”), and BlueBay, as administrative agent (in such capacity, the Agent”), the Agent and the Secured Parties have agreed to make loans and other financial accommodations to the Borrower on the terms and subject to the conditions set forth therein;
          WHEREAS, pursuant to the BlueBay Collateral Documents (as defined below), including that certain Pledge and Security Agreement, dated as of November 3, 2006, the Borrower has pledged to the Agent for the benefit of the Secured Parties substantially all of its assets as security for the BlueBay Obligations (as defined below);
          WHEREAS, pursuant to the IESA Credit Agreement (as defined below), IESA has agreed to make one or more loans to the Borrower in an aggregate principal amount not to exceed $20,000,000, provided that (a) the first $10,000,000 in principal amount of which, together with interest thereon shall be secured by Liens (as defined below) equal in priority to the Liens securing the BlueBay Obligations (the “IESA Pari Passu Obligations,” as further defined below) and, (b) any principal advanced in excess of the IESA Pari Passu Obligations, up to an aggregate additional principal amount of $10,000,000, together with interest thereon, shall be secured by Liens junior in priority to the BlueBay Obligations (the “IESA Second-Lien Obligations,” as further defined below), subject to the terms and conditions set forth herein and therein;
          WHEREAS, pursuant to the IESA Collateral Documents (as defined below), including that certain Pledge and Security Agreement, dated as of the date hereof, the Borrower has pledged to IESA substantially all of its assets as security for the IESA Obligations (as defined below); and
          WHEREAS, the Agent and the Secured Parties, on the one hand, and IESA, on the other hand, now desire to set forth in this Agreement their respective rights and remedies with respect to the Shared Collateral (as defined below).
          NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
          SECTION 1. Definitions.
          1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
          “Agent” shall have the meaning provided in the first recital hereto.
          “Agreement” shall mean this Temporary Liquidity Facility Intercreditor Agreement, as amended, restated, renewed, extended, supplemented and/or otherwise modified from time to time in accordance with the terms hereof.
          “Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
          “Bankruptcy Law” shall mean the Bankruptcy Code and any similar federal, state- or foreign law for the relief of debtors.
          “BlueBay” shall have the meaning set forth in the first paragraph of this Agreement.
          “BlueBay Collateral” shall mean all of the assets and property of any Credit Party, whether real, personal or mixed, now or hereafter acquired and wherever located and all proceeds thereof, with respect to which a Lien is granted (or purported to be granted) as security for any BlueBay Obligations, including, without limitation, the Shared Collateral.
          “BlueBay Collateral Documents” shall mean the Collateral Documents (as defined in the BlueBay Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted (or purported to be granted) securing any BlueBay Obligation (including any Permitted Refinancing of any BlueBay Obligation) or under which rights or remedies with respect to such Liens are governed, together with any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing.
          “BlueBay Credit Agreement” shall have the meaning set forth in the first recital hereto.
          “BlueBay Documents” shall mean (x) the BlueBay Credit Agreement and the other Loan Documents (as defined in the BlueBay Credit Agreement) and (y)  the BlueBay Collateral Documents and each of the other agreements, documents and instruments providing for or evidencing any BlueBay Obligation (including any Permitted Refinancing of any BlueBay Obligation), and any other document or instrument executed or delivered at any time in connection with any BlueBay Obligation (including any Permitted Refinancing of any BlueBay Obligation), together with any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing, provided that any such modification does not increase the aggregate principal amount of the BlueBay Obligations.

          “BlueBay Obligations” shall mean all liabilities and obligations, contingent or otherwise, (including guaranty obligations) of every nature of the Borrower and each other Credit Party from time to time owed to any Secured Party, under any BlueBay Document (including any BlueBay Document in respect of a Permitted Refinancing of any BlueBay Obligations), including those which are designated as “Obligations” under the BlueBay Documents, whether for principal, premium, interest on such principal (including interest which, but for the filing of a petition in bankruptcy with respect to such Person, would have accrued on any BlueBay Obligation (including any Permitted Refinancing of any BlueBay Obligation) at the rate provided in the respective documentation, whether or not a claim is allowed against the Borrower or any other Credit Party for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise.
          “Borrower” shall have the meaning set forth in the first paragraph of this Agreement.
          “Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.
          “Cash Collateral” shall have the meaning set forth in Section 363(a) of the Bankruptcy Code.
          “Collateral Documents” shall mean, collectively, the BlueBay Collateral Documents and the IESA Collateral Documents.
          “Credit Party” shall mean the Borrower, the Subsidiary Guarantors and any other Subsidiary required to become a Credit Party pursuant to the BlueBay Credit Agreement or the IESA Credit Agreement.
          “DIP Financing” shall have the meaning set forth in Section 6.1 hereof.
          “Discharge of BlueBay Obligations” shall mean, except to the extent otherwise provided in Section 5.3 hereof (and subject to Section 6.5 hereof), the occurrence of all of the following:
     (i) termination or expiration of all commitments to extend credit that would constitute BlueBay Obligations;
     (ii) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective BlueBay Documents, whether or not such interest would be allowed in any such Insolvency or Liquidation Proceeding) and premium (if any) on all BlueBay Obligations; and
     (iii) payment in full in cash of all other BlueBay Obligations that are outstanding and unpaid at the time the termination, expiration and/or discharge set forth in clauses (i) and (ii) above have occurred (other than any obligations for taxes, costs, indemnifications and other contingent liabilities in respect of which no claim or demand for payment has been made at such time).

          “Discharge of IESA Obligations” shall mean, except to the extent otherwise provided in Section 5.3 hereof (and subject to Section 6.5 hereof), the occurrence of all of the following:
     (i) termination or expiration of all commitments to extend credit that would constitute IESA Obligations;
     (ii) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective IESA Documents, whether or not such interest would be allowed in any such Insolvency or Liquidation Proceeding) and premium (if any) on all IESA Obligations; and
     (iii) payment in full in cash of all other IESA Obligations that are outstanding and unpaid at the time the termination, expiration and/or discharge set forth in clauses (i) and (ii) above have occurred (other than any obligations for taxes, costs, indemnifications and other contingent liabilities in respect of which no claim or demand for payment has been made at such time).
          “Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
          “IESA” shall have the meaning set forth in the first paragraph of this Agreement.
          “IESA Collateral Documents” shall mean the IESA Credit Agreement and any other agreement, document or instrument pursuant to which a Lien is granted securing any IESA Obligations or under which rights or remedies with respect to such Liens are governed (including such copyright security agreements and trademark security agreements that the Borrower may execute from time to time in favor of IESA in compliance with the terms of this Agreement), together with any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing in accordance with the terms thereof and hereof.
          “IESA Credit Agreement” shall mean that certain Credit Agreement, dated as of the date hereof, between IESA, as lender, and the Borrower, as borrower, together with any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing in accordance with the terms thereof and hereof.
          “IESA Documents” shall mean the IESA Credit Agreement, the IESA Collateral Documents and each of the other agreements, documents and instruments providing for or evidencing any other IESA Obligations, and any other document or instrument executed or delivered at any time in connection with any IESA Obligation, together with any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing in accordance with the terms thereof and hereof.

          “IESA Obligations” shall mean, collectively, the IESA Pari Passu Obligations and the IESA Second-Lien Obligations.
          “IESA Pari Passu Obligations” shall mean all liabilities and obligations, contingent or otherwise (including guaranty obligations), of every nature of the Borrower and each other Credit Party from time to time owed to IESA, under any IESA Document, including those which are designated as “Obligations” under the IESA Documents, whether for principal, premium, interest on such principal (including interest which, but for the filing of a petition in bankruptcy with respect to such Person, would have accrued on any IESA Obligation at the rate provided in the respective documentation, whether or not a claim is allowed against the Borrower or any other Credit Party for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise; provided that, the aggregate principal amount of IESA Pari Passu Obligations shall not exceed $10,000,000 and shall be deemed to be the first $10,000,000 in principal advanced by IESA pursuant to the IESA Credit Agreement.
          “IESA Second-Lien Obligations” shall mean all liabilities and obligations, contingent or otherwise, (including guaranty obligations) of every nature of the Borrower and each other Credit Party from time to time owed to IESA (but only to the extent the principal amount of such liabilities and obligations exceed, and are in addition to, the IESA Pari Passu Obligations), under any IESA Document, including those which are designated as “Obligations” under the IESA Documents, whether for principal, premium, interest on such principal (including interest which, but for the filing of a petition in bankruptcy with respect to such Person, would have accrued on any IESA Obligation at the rate provided in the respective documentation, whether or not a claim is allowed against the Borrower or any other Credit Party for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise; provided that, the aggregate principal amount of IESA Second-Lien Obligations shall not exceed $10,000,000.
          “Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by preferred stock, bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, up to the value of the property subject to such Lien or, if greater, the Indebtedness secured thereby that is assumed by such Person, (g) all Guarantees (as defined in the BlueBay Credit Agreement) by such Person of Indebtedness of others, (h) all Capital Lease Obligations (as defined in the BlueBay Credit Agreement) of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, and (k) all Off-Balance Sheet Liabilities (as defined in the BlueBay Credit Agreement) of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
          “Insolvency or Liquidation Proceeding” shall mean (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any Credit Party, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Credit Party or with respect to a material portion of its respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Credit Party, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Credit Party.
          “Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or other), rights of setoff or recoupment, preference, priority or other security agreement of any kind or nature whatsoever (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute or other law, and any lease having substantially the same effect as any of the foregoing).
          “New Agent” shall have the meaning set forth in Section 5.3 hereto.
          “Permitted Refinancing” shall mean, as to any Indebtedness under the BlueBay Credit Agreement, the Refinancing of such Indebtedness, it being understood and agreed that “Permitted Refinancing” may include any DIP Financing.
          “Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
          “Priority Lien” shall have the meaning set forth in Section 5.1(c).
          “Pro Rata Share” shall mean (i) with respect to the Secured Parties, the percentage obtained by dividing (x) the aggregate outstanding principal amount payable (whether or not then due) to the Secured Parties under the Blue Bay Credit Agreement by (y) the sum of the aggregate outstanding principal amount payable (whether or not then due) to the Secured Parties under the BlueBay Credit Agreement plus the aggregate outstanding principal amount payable (whether or not then due) of the IESA Pari Passu Obligations to IESA under the IESA Credit Agreement and (ii) with respect to IESA, the percentage obtained by dividing (x) the aggregate outstanding principal amount payable of the IESA Pari Passu Obligations payable (whether or not then due) to IESA under the IESA Credit Agreement by (y) the sum of the aggregate outstanding principal amount payable (whether or not then due) to the Secured Parties under the BlueBay Credit Agreement plus the aggregate outstanding principal amount of the IESA Pari Passu Obligations payable (whether or not then due) to IESA under the IESA Credit Agreement.
          “Recovery” shall have the meaning set forth in Section 6.5 hereof.
          “Refinance” shall mean, in respect of any Indebtedness, to refinance, extend, renew, retire, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other Indebtedness, in exchange or replacement for, such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.
          “Secured Parties” shall have the meaning set forth in the first recital hereto.
          “Shared Collateral” shall mean the Collateral as defined in the IESA Credit Agreement.
          “Shared IP Intercreditor Agreement” shall mean that certain Intercreditor Agreement, dated as of November 21, 2007, by and among the Borrower, the Agent, and IESA.
          “Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person or (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.
          “Subsidiary Guarantor” shall mean each Subsidiary of the Borrower (other than any Affected Foreign Subsidiary (as defined in the BlueBay Credit Agreement)).
          “Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.
          1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement, (d) all references herein to Exhibits or Sections shall be construed to refer to Exhibits or Sections of this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) terms defined in the UCC but not otherwise defined herein shall have the same meanings herein as are assigned thereto in the UCC, (g) reference to any law shall mean such law as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder, and (h) references to Sections or clauses shall refer to those portions of this Agreement, and any references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs.
          SECTION 2. Priority of Liens.
          2.1 Pari Passu Liens and Second Liens. Notwithstanding the date, manner, order or method of grant, creation, attachment or perfection of any Liens securing the BlueBay Obligations granted on the Shared Collateral or of any Liens securing the IESA Obligations granted on the Shared Collateral and notwithstanding any provision of the UCC, or any applicable law or the BlueBay Documents and/or the IESA Documents or any other circumstance whatsoever (including, except as set forth in Section 2.2, any non-perfection of any Lien purporting to secure the BlueBay Obligations and/or IESA Obligations), the Agent, the Secured Parties and IESA hereby agree that:
          (a) (i) any Lien on the Shared Collateral securing any BlueBay Obligations now or hereafter held by or on behalf of the Agent or the Secured Parties or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be pari passu in all respects to any Lien on the Shared Collateral securing any of the IESA Pari Passu Obligations and (ii) any Lien on the Shared Collateral securing any IESA Pari Passu Obligations now or hereafter held by or on behalf of IESA or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be pari passu in all respects to all Liens on the Shared Collateral securing any BlueBay Obligations;
          (b) (i) any Lien on the Shared Collateral securing any BlueBay Obligations now or hereafter held by or on behalf of the Agent or the Secured Parties or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Shared Collateral securing any IESA Second-Lien Obligations and (ii) any Lien on the Shared Collateral securing any IESA Second-Lien Obligations now or hereafter held by or on behalf of IESA or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to any Lien on the Shared Collateral securing any Blue Bay Obligations; and
          (c) (i) any Lien on the Shared Collateral securing any IESA Pari Passu Obligations now or hereafter held by or on behalf of IESA or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Shared Collateral securing any IESA Second-Lien Obligations and (ii) any Lien on the Shared Collateral securing any IESA Second-Lien Obligations now or hereafter held by or on behalf of IESA or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to any Lien on the Shared Collateral securing any IESA Pari Passu Obligations.
          2.2 Certain Limitations Regarding the Relative Lien Priorities. The relative priorities set forth in this Agreement are premised upon the assumption that any Liens of the Agent or IESA in the Shared Collateral have been duly and properly created and perfected and such Liens and the obligations relating thereto are not avoidable for any reason. Accordingly, to the extent that (but only for so long as) any such Liens of the Agent or IESA in the Shared Collateral have not been duly and properly created or perfected or such Liens or the obligations relating thereto are avoided for any reason, then the relative lien priorities and the application of proceeds provided for herein shall not be effective as to the particular property, and the proceeds thereof, subject to such Liens that were not properly created or perfected or the Liens or related obligations that were avoided.
          2.3 Prohibition on Contesting Liens. Each of the Agent (on behalf of itself and the Secured Parties) and IESA agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), (i) the validity or enforceability of any Collateral Document or any obligation thereunder, (ii) the validity, perfection, priority or enforceability of the Liens, mortgages, assignments and security interests granted pursuant to the Collateral Documents with respect to the BlueBay Obligations or the IESA Obligations or (iii) the relative rights and duties of the holders of the BlueBay Obligations and the IESA Obligations granted and/or established in this Agreement or any other Collateral Document with respect to such Liens, mortgages, assignments, and security interests; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Agent, any Secured Party, or IESA to enforce this Agreement.
          2.4 No New Liens. So long as the Discharge of BlueBay Obligations has not occurred, the parties hereto agree that, subject to Section 6.3 hereof and except for Permitted Encumbrances (as defined in the BlueBay Credit Agreement and the IESA Credit Agreement), the Borrower shall not, and shall not permit any other Credit Party to, grant or permit any additional Liens, or take any action to perfect any additional Liens, on any asset or property to secure any IESA Obligation. For the avoidance of doubt, the foregoing limitation on additional Liens and actions to perfect additional Liens shall not apply to the respective Liens granted to IESA in the Shared Collateral, subject to the terms hereof. To the extent that the foregoing is not complied with for any reason, without limiting any other rights and remedies available to the Agent and/or the Secured Parties, IESA agrees that any amounts received by or distributed to it pursuant to or as a result of Liens granted in contravention of this Section 2.4 shall be subject to Section 4.3 hereof.
          2.5 Similar Liens and Agreements. The parties hereto agree that it is their intention that the Liens securing the IESA Obligations not be more expansive than the Liens securing the BlueBay Obligations. In furtherance of the foregoing and of Section 8.9 hereof, IESA agrees (including, for avoidance of doubt, in its capacity as a holder of IESA Pari Passu Obligations and IESA Second-Lien Obligations), subject to the other provisions of this Agreement that, upon request by the Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Shared Collateral and the steps taken to perfect the Liens thereon and the identity of the respective parties obligated under the IESA Documents.
          SECTION 3. Enforcement.
          3.1 Exercise of Remedies. (a) So long as the Discharge of BlueBay Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Credit Party: (i) IESA (including, for avoidance of doubt, in its capacity as a holder of IESA Pari Passu Obligations and IESA Second-Lien Obligations) will not (A) exercise or seek to exercise any rights or remedies (including recoupment or setoff (whether by contract or by operation of law), proxy or other voting rights) with respect to any Shared Collateral or institute or commence, or join with any Person in commencing, any action or proceeding with respect to such rights or remedies (including any action of foreclosure, enforcement, collection or execution and any Insolvency or Liquidation Proceeding), provided, that IESA may exercise any or all such rights and remedies as a result of an Event of Default under (and as defined in) the IESA Credit Agreement after the passage of 270 days after the occurrence of such Event of Default and the receipt by the Agent of written notice that the IESA Obligations are currently due and payable in full in accordance with the terms of the IESA Credit Agreement as a result thereof (the “Standstill Period”), provided further, that notwithstanding anything herein to the contrary, in no event shall IESA exercise any rights or remedies with respect to the Shared Collateral if, notwithstanding the expiration of the Standstill Period, the Agent or the Secured Parties shall have commenced and be diligently pursuing the exercise of their rights and remedies with respect to the Collateral or any material portion thereof or (B) contest, protest or object to any foreclosure proceeding or action brought by the Agent or the Secured Parties or any other exercise by the Agent or the Secured Parties, of any rights and remedies relating to the Shared Collateral under the BlueBay Documents or otherwise, or object to the forbearance by the Agent or the Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral; and (ii) the Agent and the Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including recoupment or set-off (whether by contract or by operation of law) and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Shared Collateral without any consultation with or the consent of IESA (including, for avoidance of doubt, in its capacity as a holder of IESA Pari Passu Obligations and IESA Second-Lien Obligations), all as though the IESA Obligations did not exist.
In exercising rights and remedies with respect to the Shared Collateral, the Agent and the Secured Parties may enforce the provisions of the BlueBay Documents and exercise remedies thereunder, all in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.
          (b) IESA (including, for avoidance of doubt, whether in its capacity as a holder of IESA Pari Passu Obligations or IESA Second-Lien Obligations) (i) agrees that it will not take any action that would hinder, delay, limit or prohibit any exercise of remedies under the BlueBay Documents, including any collection, sale, lease, exchange, transfer or other disposition of the Shared Collateral, whether by foreclosure or otherwise, or that would limit, invalidate, avoid or set aside any Lien or Collateral Document or subordinate the priority of the BlueBay Obligations to the IESA Obligations, or that would grant the Liens securing the IESA Second-Lien Obligations a ranking equal to the Liens securing the IESA Pari Passu Obligations or the BlueBay Obligations and (ii) subject to the extent permitted by applicable law, hereby waives any and all rights it may have as a junior Lien creditor or otherwise (whether arising under the UCC or under any other law) to object to the manner in which the Agent or the Secured Parties seek to enforce or collect the BlueBay Obligations or the Liens granted in any of the BlueBay Collateral, regardless of whether any action or failure to act by or on behalf of the Agent or the Secured Parties is adverse to the interest of IESA (including, for avoidance of doubt, in its capacity as a holder of IESA Pari Passu Obligations and IESA Second-Lien Obligations).
          (c) IESA hereby acknowledges and agrees that no covenant, agreement or restriction contained in the IESA Collateral Documents or any other IESA Document shall be deemed to restrict in any way the rights and remedies of the Agent or the Secured Parties with respect to the BlueBay Collateral as set forth in this Agreement and the BlueBay Documents.
          SECTION 4. Payments.
          4.1 Application of Proceeds. Any proceeds of any Shared Collateral received after the occurrence of an “event of default” under the BlueBay Credit Agreement or received pursuant to the enforcement of any Collateral Document or the exercise of any remedial provision thereunder, together with all other proceeds received by the Agent, the Secured Parties, or IESA (including all funds received in respect of post-petition interest or fees and expenses) as a result of any such enforcement or the exercise of any such remedial provision or as a result of any distribution of or in respect of any Shared Collateral (whether or not expressly characterized as such) upon or in any Insolvency or Liquidation Proceeding with respect to any Credit Party, or the application of any Shared Collateral (or proceeds thereof) to the payment thereof or any distribution of the Shared Collateral (or proceeds thereof) upon the liquidation or dissolution of any Credit Party, shall be applied as follows:
     first, to the payment of the costs and expenses of such sale, collection or other realization, including compensation to BlueBay and its agents and counsel, and all expenses, liabilities and advances made or incurred by BlueBay in connection therewith;
     second, to the payment of the outstanding BlueBay Obligations and IESA Pari Passu Obligations, which payments shall be made in accordance with the respective Pro Rata Share of the Secured Parties and IESA (as holder of the IESA Pari Passu Obligations), until, respectively, the Discharge of the BlueBay Obligations and the Discharge of the IESA Pari Passu Obligations; and
     third, to the payment of the outstanding IESA Second-Lien Obligations, which payments shall be made until the Discharge of the IESA Second-Lien Obligations.
          4.2 Mandatory and Voluntary Prepayments. (a) Notwithstanding anything to the contrary set forth in this Agreement but subject to Section 4.1, the Borrower may pay to IESA, and IESA may accept, for application to the IESA Second-Lien Obligations, mandatory prepayments pursuant to Section 2.05 of the IESA Credit Agreement equal to the amount by which the Borrower’s cash receipts (excluding proceeds of Loans under and as defined in the IESA Credit Agreement) exceeded the Borrower’s cash disbursements during the most recently ended four-week period, as determined with reference to the applicable Certified Variance Report (as defined in the BlueBay Credit Agreement), it being understood that nothing in the Agreement shall be construed to require the Borrower to make mandatory prepayments of excess cash pursuant to Section 2.11(g) of the BlueBay Credit Agreement until the IESA Second-Lien Obligations have been repaid.
          (b) All other amounts which the Borrower is permitted or required to pay to the Agent or IESA for application to the BlueBay Obligations or the IESA Pari Passu Obligations, as the case may be, under the terms of, respectively, the BlueBay Credit Agreement and the IESA Credit Agreement, shall be payable to the Agent and IESA (including, for avoidance of doubt, in its capacity as holder of the IESA Pari Passu Obligations) for application to the BlueBay Obligations and the IESA Pari Passu Obligations, in accordance with their Pro Rata Shares.
          For the avoidance of doubt, IESA, on account of the IESA Second-Lien Obligations, shall not be entitled to mandatory prepayments except as set forth in Section 4.2(a), and shall not be entitled to any voluntary prepayments, in each case, until the Discharge of the BlueBay Obligations.
          4.3 Payments Over. (a) Until such time as the Discharge of BlueBay Obligations has occurred, any Shared Collateral or proceeds thereof (together with assets or proceeds subject to Liens referred to in the final sentence of Section 2.4 hereof) (or any distribution in respect of the Shared Collateral, whether or not expressly characterized as such) received by IESA (including, for avoidance of doubt, in its capacity as a holder of IESA Pari Passu Obligations or IESA Second-Lien Obligations), in connection with the exercise of any right or remedy (including recoupment or set-off) relating to the Shared Collateral or otherwise that is inconsistent with this Agreement shall be segregated and held in trust and forthwith paid over to Agent (for the benefit of the Secured Parties) in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Agent is hereby authorized to make any such endorsements as agent for IESA (including, for avoidance of doubt, in its capacity as a holder of IESA Pari Passu Obligations or IESA Second-Lien Obligations). This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.
          (b) Until such time as the Discharge of IESA Obligations has occurred, any Shared Collateral or proceeds thereof (together with assets or proceeds subject to Liens referred to in the final sentence of Section 2.4 hereof) (or any distribution in respect of the Shared Collateral, whether or not expressly characterized as such) received by the Agent or the Secured Parties in connection with the exercise of any right or remedy (including recoupment or set-off) relating to the Shared Collateral or otherwise that is inconsistent with this Agreement shall be segregated and held in trust and forthwith paid over to IESA in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. IESA is hereby authorized to make any such endorsements as agent for the Agent (for the benefit of the Secured Parties). This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.
          SECTION 5. Other Agreements.

          5.1 Releases.
          (a) If, in connection with:
     (i) the exercise of the Agent’s remedies in respect of the Shared Collateral provided for in Section 3.1 hereof, including any sale, lease, exchange, transfer or other disposition of any such Shared Collateral; or
     (ii) any sale, lease, exchange, transfer or other disposition of any Shared Collateral permitted under the terms of the BlueBay Documents (whether or not an “event of default” thereunder or under any IESA Document has occurred and is continuing);
there occurs the release by the Agent of any of its Liens on any part of the Shared Collateral, then the Liens, if any, of IESA (including, for avoidance of doubt, in its capacity as a holder of IESA Pari Passu Obligations or IESA Second-Lien Obligations), on such Shared Collateral, shall be automatically, unconditionally and simultaneously released, and IESA, promptly shall execute and deliver to the Agent or the Borrower such termination statements, releases and other documents as the Agent or the Borrower may request to effectively confirm such release, provided, that the proceeds of such Shared Collateral are applied as contemplated herein and that upon the Discharge of BlueBay Obligations any remaining proceeds are paid over to IESA for application to the IESA Second-Lien Obligations.
          (b) Until the Discharge of BlueBay Obligations occurs, IESA, hereby irrevocably constitutes and appoints the Agent and any officers or agents of the Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of IESA (including, for avoidance of doubt, in its capacity as a holder of IESA Pari Passu Obligations or IESA Second-Lien Obligations) or in the Agent’s own name, from time to time in such Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.
          (c) If, prior to the Discharge of BlueBay Obligations, a subordination of the Lien of the Agent on Shared Collateral is permitted (or believed by the Agent to be permitted) under the BlueBay Credit Agreement to another Lien permitted under the BlueBay Credit Agreement (a “Priority Lien”), then the Agent is authorized to execute and deliver a subordination agreement with respect thereto in form and substance satisfactory to it, and IESA shall promptly execute and deliver to the Agent and the Borrower an identical subordination agreement subordinating the Liens of IESA to such Priority Lien, provided that the Liens of IESA remain pari passu with (or subordinated and second-priority to, as the case may be) the Liens of the Agent in accordance with the terms of this Agreement.
          5.2 Amendments to IESA Documents.
          (a) Without the prior written consent of the Agent, no IESA Document may be assigned, amended, supplemented, restated, Refinanced, or otherwise modified.

          (b) In the event the Agent or the Secured Parties enters into any amendment, waiver or consent in respect of any of the BlueBay Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any BlueBay Collateral Document or changing in any manner the rights of the Agent, the other Secured Parties or the Borrower thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the comparable IESA Collateral Document without the consent of IESA and without any action by IESA or the Borrower, provided, that (A) no such amendment, waiver or consent shall have the effect of (i) removing assets subject to the Lien of the IESA Collateral Documents, except to the extent that a release of such Lien is permitted by Section 5.1, or (ii) imposing additional duties on IESA without its consent and (B) notice of such amendment, waiver or consent shall have been given to IESA (although the failure to give any such notice shall in no way affect the effectiveness of any such amendment, waiver or consent).
          5.3 Certain Circumstances Affecting the Discharge of Obligations. If the Borrower, in connection with and/or immediately after the Discharge of BlueBay Obligations enters into any Refinancing of any BlueBay Document evidencing a BlueBay Obligation that is a Permitted Refinancing, then such Discharge of BlueBay Obligations shall automatically be deemed not to have occurred for the purpose of continuing this Agreement in respect of the obligations under such Refinancing to the extent the obligations under such Refinancing purport to be secured by Liens on the Shared Collateral, and the obligations under such Refinancing shall automatically be treated as BlueBay Obligations for all purposes of this Agreement, and the collateral agent thereunder shall be the Agent for all purposes of this Agreement. Upon receipt of a notice stating that the Borrower has entered into a new BlueBay Document (which notice shall include the identity of the new agent, such agent (the “New Agent”)), the Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrower or such New Agent may reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement.
          5.4 Rights As Unsecured Creditors. Except as otherwise set forth in this Agreement, IESA may exercise rights and remedies as an unsecured creditor against the Borrower or any other Credit Party which has guaranteed the IESA Second-Lien Obligations in accordance with the terms of the IESA Documents and applicable law. In the event IESA becomes a judgment lien creditor in respect of IESA Obligations as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be pari passu with (or subordinate and second-priority to, as the case may be), the Liens securing the BlueBay Collateral on the same basis as the other Liens securing the IESA Obligations are so subordinated to (or pari passu with, as the case may be) the BlueBay Obligations under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Agent or the Secured Parties may have with respect to the BlueBay Collateral.
          5.5 Bailee for Perfection.
          (a) Subject to the terms of the Agreement, until the Discharge of the BlueBay Obligations has occurred, the Agent shall be entitled to deal with the BlueBay Collateral in accordance with the terms of the BlueBay Documents as if the Liens of IESA (including, for avoidance of doubt, whether in its capacity as the holder of the IESA Pari Passu Obligations or the IESA Second-Lien Obligations) securing the IESA Obligations did not exist. The rights of IESA shall at all times be subject to the terms of this Agreement and to the Agent’s rights under the BlueBay Documents.
          (b) The Agent shall not have by reason of the BlueBay Documents, the IESA Documents, this Agreement or any other document a fiduciary relationship in respect of the Secured Parties or IESA (including, for avoidance of doubt, whether in its capacity as the holder of the IESA Pari Passu Obligations or the IESA Second-Lien Obligations).
          SECTION 6. Insolvency or Liquidation Proceedings.
          6.1 Finance and Sale Issues. (a) If the Borrower or any other Credit Party shall be subject to any Insolvency or Liquidation Proceeding and the Agent shall desire to permit the use of Cash Collateral on which the Agent or any other creditor of the Borrower or any other Credit Party has a Lien or to permit the Borrower or any other Credit Party to obtain financing (including on a priming basis), whether from the Secured Parties or any other third party under Section 362, 363 or 364 of the Bankruptcy Code or any other Bankruptcy Law (each, a “DIP Financing”), then IESA (including, for avoidance of doubt, in its capacity as a holder of IESA Pari Passu Obligations and IESA Second-Lien Obligations) agrees that it will not oppose or raise any objection to or contest (or join with or support any third party opposing, objecting to or contesting), such use of Cash Collateral or DIP Financing (including with respect to any carve-outs for professionals approved in connection therewith), or the fact that such DIP Financing may be granted Liens on the Shared Collateral and will not request adequate protection or any other relief in connection therewith (except as expressly permitted hereunder or agreed in writing by the Agent) and, to the extent the Liens securing the BlueBay Obligations are subordinated to or pari passu with such DIP Financing, the Liens of IESA on the Shared Collateral shall be deemed to be subordinated or pari passu, without any further action on the part of any person or entity, to the Liens securing such DIP Financing (and all obligations relating thereto), and the Liens securing the IESA Obligations and the Liens securing the BlueBay Obligations shall have the same relative priority with respect to the Shared Collateral (and to each other) as if such DIP Financing had not occurred.
          (b) IESA (including, for avoidance of doubt, in its capacity as a holder of IESA Pari Passu Obligations and IESA Second-Lien Obligations) agrees that it will not object to, oppose or contest (or join with or support any third party opposing, objecting to or contesting), a sale or other disposition of any Shared Collateral on the basis that such sale is intended to be free and clear of its Liens and security interest therein pursuant to Section 363(f) of the Bankruptcy Code if the Agent and the Secured Parties have consented to such sale or disposition of such assets and the release of its security interest, provided, that the foregoing shall not preclude or limit IESA from objecting to, opposing or contesting such sale or other disposition on the basis that such sale or disposition (i) seeks to sell or dispose of such Shared IP Collateral free and clear of the IESA’s exclusive licenses and related rights in the Shared IP Collateral (as defined in the Shared IP Intercreditor Agreement) granted to it (other than as a secured creditor) under the Junior Agreement (as defined in the Shared IP Intercreditor Agreement) and (ii) would impair or otherwise adversely impact IESA’s rights and interests as licensee of the Shared IP Collateral under the Junior Agreement, including (x) the exclusive rights and licenses (but not the security interests) granted to IESA under the Junior Agreement in the Shared IP Collateral, and (y) the

rights, elections and remedies available to IESA as a licensee of intellectual property under section 365 of the Bankruptcy Code.
          6.2 Relief from the Automatic Stay. Until the Discharge of BlueBay Obligations has occurred, IESA (including, for avoidance of doubt, in its capacity as a holder of IESA Pari Passu Obligations and IESA Second-Lien Obligations) agrees that it shall not seek relief, pursuant to Section 362(d) of the Bankruptcy Code or otherwise, from the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay in any Insolvency or Liquidation Proceeding to foreclose upon, or otherwise enforce its security interest in, the Shared Collateral, without the prior written consent of the Agent, provided, that the foregoing shall not preclude or limit IESA from seeking such relief in an Insolvency or Liquidation Proceeding to protect, enforce or preserve its rights and interests under the Junior Agreement (other than as a secured creditor).
          6.3 Adequate Protection. IESA (including, for avoidance of doubt, in its capacity as a holder of IESA Pari Passu Obligations and IESA Second-Lien Obligations) agrees that it shall not (i) oppose, object to or contest (or join with or support any third party opposing, objecting to or contesting) (a) any request by the Agent or the Secured Parties for adequate protection in any Insolvency or Liquidation Proceeding (or any granting of such request) or (b) any objection by the Agent or the Secured Parties to any motion, relief, action or proceeding based on the Agent or the Secured Parties claiming a lack of adequate protection or (ii) seek or accept any form of adequate protection under any of Sections 362, 363 and/or 364 of the Bankruptcy Code with respect to the Shared Collateral, except that, if the Agent or the Secured Parties are granted adequate protection, to compensate it for the diminution in the value of the Liens on the Shared Collateral securing the BlueBay Obligations, in the form of (A) cash payments, such cash payments shall be shared with IESA in an amount sufficient for application to the BlueBay Obligations and the IESA Pari Passu Obligations, in accordance with their Pro Rata Shares, and (B) replacement Liens on the assets of the Borrower or any other Person, IESA may seek or request adequate protection in the form of a replacement Lien on the same assets of the Borrower or other Person as awarded to the Secured Parties with respect to such diminution, which Lien will be pari passu with (or subordinated and second-priority to, as the case may be) the Liens securing the BlueBay Obligations (including any replacement Liens granted in respect of the BlueBay Obligations) and any DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the IESA Obligations are pari passu with (or subordinated and second-priority to, as the case may be) the BlueBay Obligations under this Agreement.
          6.4 No Waiver; Voting Rights. Except as set forth in section 5.1(a) and 6.1(b) of this Agreement, nothing contained herein shall prohibit or in any way limit the Agent or the Secured Parties from objecting on any basis in any Insolvency or Liquidation Proceeding or otherwise to any action taken by IESA (including, for avoidance of doubt, in its capacity as a holder of IESA Pari Passu Obligations or IESA Second-Lien Obligations), including the seeking by IESA (including, for avoidance of doubt, in its capacity as a holder of IESA Pari Passu Obligations or IESA Second-Lien Obligations) of adequate protection or the assertion by IESA (including, for avoidance of doubt, in its capacity as a holder of IESA Pari Passu Obligations or IESA Second-Lien Obligations) of any of its rights and remedies under the IESA Documents or otherwise. The parties hereto agree that nothing contained in this Agreement is intended to limit the right the Agent and Secured Parties on the one hand and IESA on the other to vote their respective claims to accept or reject any plan of reorganization or plan of liquidation in connection with an Insolvency or Liquidation Proceeding.
          6.5 Preference Issues. If any Secured Party or IESA is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Borrower any amount (a “Recovery”), then the BlueBay Obligations (if any Secured Party is required to pay a Recovery) or the IESA Obligations (if IESA is required to pay a Recovery), or both, shall be reinstated to the extent of such Recovery and the Secured Parties and/or IESA, as the case may be, shall be entitled to a reinstatement of the BlueBay Obligations and/or the IESA Obligations, respectively, with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Any amounts received by IESA on account of the IESA Obligations after the termination of this Agreement shall, in the event of a reinstatement of this Agreement pursuant to this Section 6.5, be held in trust for and paid over to the Agent for the benefit of the Secured Parties, for application to the reinstated BlueBay Obligations. Any amounts received by the Agent on account of the BlueBay Obligations after the termination of this Agreement shall, in the event of a reinstatement of this Agreement pursuant to this Section 6.5, be held in trust for and paid over to the IESA for application to the reinstated IESA Obligations. This Section 6.5 shall survive termination of this Agreement.
          6.6 Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations or securities of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of the BlueBay Obligations and on account of the IESA Obligations, then IESA may retain such debt or equity obligations or securities, but only to the extent that its Liens are pari passu with (or subordinated and second-priority to, as the case may be) the Liens securing the BlueBay Obligations to the same extent and in all instances pursuant to the provisions of this Agreement.
          6.7 Post-Petition Interest.
          (a) Subject to IESA’s rights hereunder as holder of the IESA Pari Passu Obligations, IESA shall neither oppose nor seek to challenge any claim by the Agent or any Secured Party for allowance in any Insolvency or Liquidation Proceeding of BlueBay Obligations consisting of post-petition interest, fees or expenses. Regardless of whether any such claim for post-petition interest, fees or expenses is allowed or allowable, and without limiting the generality of the other provisions of this Agreement, this Agreement expressly is intended to include and does include the “rule of explicitness” in that this Agreement expressly entitles the Agent and the Secured Parties, and is intended to provide the Agent and the Secured Parties with the right, to receive payment of all post-petition interest, fees or expenses through distributions made pursuant to the provisions of this Agreement even though such interest, fees and expenses are not allowed or allowable against the bankruptcy estate of the Borrower or any other Grantor under Section 502(b)(2) or Section 506(b) of the Bankruptcy Code or under any other provision of the Bankruptcy Code or any other Bankruptcy Law.

          (b) Without limiting the foregoing, it is the intention of the parties hereto that (and to the maximum extent permitted by law the parties hereto agree that) the BlueBay Obligations (and the security therefor) constitute a separate and distinct class (and separate and distinct claims) from the IESA Obligations (and the security therefor).
          6.8 Waiver. IESA waives any claim it may hereafter have against the Agent or any other Secured Party arising out of the election by the Agent or the Secured Parties of the application to the claims of any Secured Party of Section 1111(b)(2) of the Bankruptcy Code, and/or out of the use of any Cash Collateral or DIP Financing arrangement or out of any grant of a security interest in connection with the BlueBay Collateral in any Insolvency or Liquidation Proceeding.
          6.9 Limitations. So long as the Discharge of the BlueBay Obligations has not occurred, without the express written consent of the Agent, IESA shall not (nor shall join with or support any third party making, opposing, objecting or contesting, as the case may be), in any Insolvency or Liquidation Proceeding involving any Credit Party, (i) make an election for application to its claims of Section 1111(b)(2) of the Bankruptcy Code, (ii) oppose, object to or contest the determination of the extent of any Liens held by any of the Secured Parties or the value of any claims of the Secured Parties under Section 506(a) of the Bankruptcy Code or (iii) oppose, object to or contest the payment to the Secured Parties of interest, fees or expenses under Section 506(b) of the Bankruptcy Code.
          SECTION 7. Reliance; Waivers; Etc.
          7.1 Reliance. IESA acknowledges that it has, independently and without reliance on the Agent or the Secured Parties, and based on documents and information deemed by it appropriate, made its own credit analysis and decision to enter into each of the IESA Documents and be bound by the terms of this Agreement and they will continue to make its own credit decision in taking or not taking any action under the IESA Documents or this Agreement.
          7.2 No Warranties or Liability. IESA acknowledges and agrees that the Agent and the Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the BlueBay Documents, the ownership of any BlueBay Collateral or the perfection or priority of any Liens thereon. The Secured Parties will be entitled to manage and supervise their loans and extensions of credit under the respective BlueBay Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Neither the Agent nor the Secured Parties shall have any duty to IESA to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Borrower (including under the BlueBay Documents), regardless of any knowledge thereof which they may have or be charged with.
          7.3 No Waiver of Lien Priorities.
          (a) No right of the Secured Parties or the Agent to enforce any provision of this Agreement or any BlueBay Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or by any act or failure to act by the Secured Parties or the Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the BlueBay Documents or any of the IESA Documents, regardless of any knowledge thereof which the Agent or the Secured Parties may have or be otherwise charged with.
          (b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Borrower under the BlueBay Documents), the Secured Parties or the Agent may, at any time and from time to time in accordance with the BlueBay Documents and/or applicable law, without the consent of, or notice to, IESA, without incurring any liabilities to IESA and without impairing or releasing the benefits provided in this Agreement (even if any right of subrogation or other right or remedy of IESA is affected, impaired or extinguished thereby) do any one or more of the following:
     (i) make loans and advances to any Credit Party or otherwise extend credit to any Credit Party, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;
     (ii) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the BlueBay Obligations or any Lien on any BlueBay Collateral or guaranty thereof or any liability of the Credit Parties, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the BlueBay Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Agent or the Secured Parties, the BlueBay Obligations or any of the BlueBay Documents;
     (iii) except as set forth in Sections 5.1(a) or 6.1(b), sell, exchange, release, surrender, realize upon, enforce or otherwise deal in any manner and in any order with any part of the BlueBay Collateral or any liability of the Credit Parties to the Secured Parties or the Agent or any of them, or any liability incurred directly or indirectly in respect thereof;
     (iv) settle or compromise any BlueBay Obligation or any other liability of the Borrower or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the BlueBay Obligations) in any manner or order;
     (v) exercise or delay in or refrain from exercising any right or remedy against the Borrower or any other Person or with respect to any security, elect any remedy and otherwise deal freely with the Borrower or any BlueBay Collateral and any security and any guarantor or any liability of the Borrower to the Secured Parties or any liability incurred directly or indirectly in respect thereof; and

     (vi) release or discharge any BlueBay Obligation or any guaranty thereof or any agreement or obligation of the Borrower or any other person or entity with respect thereto.
          (c) IESA agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Shared Collateral or any other similar rights a junior secured creditor may have under applicable law.
          7.4 Waiver of Liability. IESA agrees that the Secured Parties and the Agent shall have no liability to IESA, and IESA hereby waives any claim against the Secured Parties or the Agent, arising out of any and all actions which the Secured Parties or a Agent may take or permit or omit to take with respect to: (i) the BlueBay Documents (including any failure to perfect or obtain perfected security interests in the BlueBay Collateral), (ii) the collection of the BlueBay Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any BlueBay Collateral. IESA also agrees that the Secured Parties and the Agent have no duty, express or implied, fiduciary or otherwise, to it in respect of the maintenance or preservation of the BlueBay Collateral, the BlueBay Obligations or otherwise. None of the Agent or the Secured Parties nor any of their respective directors, officers, employees or agents will be liable for failure to demand, collect or realize upon any of the Shared Collateral or for any delay in doing so, or will be under any obligation to sell or otherwise dispose of any Shared Collateral upon the request of the Borrower or any other Credit Party or upon the request of IESA, any other holder of IESA Obligations or any other Person or to take any other action whatsoever with regard to the Shared Collateral or any part thereof. Without limiting the foregoing, IESA agrees that none of the Agent or the Secured Parties shall have any duty or obligation to realize first upon any type of BlueBay Collateral or to sell, dispose of or otherwise liquidate all or any portion of the BlueBay Collateral in any manner, including as a result of the application of the principles of marshalling or otherwise, that would maximize the return to any class of creditor holding obligations of any type (whether BlueBay Obligations or IESA Obligations), notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by such class of creditors from such realization, sale, disposition or liquidation.
          7.5 Obligations Unconditional. All rights, interests, agreements and obligations of the Agent and the Secured Parties, and IESA, respectively, hereunder shall remain in full force and effect irrespective of:
     (a) any lack of validity or enforceability of any BlueBay Document or any IESA Document;
     (b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the BlueBay Obligations or IESA Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any BlueBay Document or any IESA Document;

     (c) any exchange of any security interest in any BlueBay Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the BlueBay Obligations or IESA Obligations or any guarantee thereof;
     (d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrower; or
     (e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Borrower in respect of the BlueBay Obligations, other than the Discharge of BlueBay Obligations, or of IESA in respect of this Agreement.
          SECTION 8. Miscellaneous.
          8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the BlueBay Documents or the IESA Documents, the provisions of this Agreement shall govern and control.
          8.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. The Secured Parties may continue, at any time and without notice to IESA, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower constituting BlueBay Obligations in reliance hereon. The parties hereto each hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. Without limiting the generality of the foregoing, this Agreement is intended to constitute and shall be deemed to constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code and is intended to be and shall be interpreted to be enforceable to the maximum extent permitted pursuant to applicable nonbankruptcy law. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the Borrower or any other Credit Party shall include the Borrower or such Credit Party as debtor and debtor-in-possession and any receiver or trustee for the Borrower (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect, (i) with respect to IESA and the IESA Obligations, upon the later of the date of the Discharge of IESA Obligations, and (ii) with respect to the Agent, the Secured Parties and the BlueBay Obligations, the date of the Discharge of BlueBay Obligations, subject to the rights of the Secured Parties under Section 6.5.
          8.3 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by IESA or the Agent shall be made unless the same shall be in writing signed on behalf of each party hereto; provided that additional Credit Parties may be added as parties hereto in accordance with the provisions of Section 8.18 of this Agreement. Each waiver of the terms of this Agreement, if any, shall be a waiver only with respect to the specific instance involved and shall not impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Credit Party shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent the liabilities, duties or obligations of such Credit Party are increased or expanded, as the case may be, as a result of such amendment, modification or waiver.
          8.4 Information Concerning Financial Condition of the Borrower and its Subsidiaries. The Agent and the Secured Parties, on the one hand, and IESA, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Borrower and its Subsidiaries and all endorsers and/or guarantors of the BlueBay Obligations or the IESA Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the BlueBay Obligations or the IESA Obligations. The Agent and the Secured Parties, on the one hand, and IESA on the other hand, shall have no duty to advise the other of information known to it or them regarding such condition or any such circumstances or otherwise. In the event any of the Agent or the Secured Parties, on the one hand, or IESA, on the other hand, in its sole discretion, undertakes at any time or from time to time to provide the other any such information, it shall be under no obligation (w) to make, and it shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.
          8.5 Subrogation. (a) Subject to the Discharge of BlueBay Obligations, with respect to the value of any payments or distributions in cash, property or other assets that IESA pays over to the Agent or the Secured Parties under the terms of this Agreement, IESA shall be subrogated to the rights of the Agent and the Secured Parties; provided that, IESA hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of BlueBay Obligations has occurred.
          (b) Subject to the Discharge of IESA Obligations, with respect to the value of any payments or distributions in cash, property or other assets that the Agent or the Secured Parties pay over to IESA under the terms of this Agreement, the Agent or the Secured Parties shall be subrogated to the rights of IESA; provided that, the Agent and the Secured Parties hereby agree not to assert or enforce all such rights of subrogation they may acquire as a result of any payment hereunder until the Discharge of IESA Obligations has occurred.
          8.6 Application of Payments. All payments received by the Agent or the other Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the BlueBay Obligations as the Secured Parties, in their sole discretion, deem appropriate. IESA (including, for the avoidance of doubt, in its capacity as the holder of the IESA Pari Passu Obligations or the IESA Second-Lien Obligations) assents to any extension or postponement of the time of payment of the BlueBay Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the BlueBay Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

          8.7 SUBMISSION TO JURISDICTION; WAIVERS. (a) THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
          (b) THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH EACH MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN SECTION 8.7(a) HEREOF. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
          (c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
          8.8 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by courier service, U.S. mail or French mail (as applicable) and shall be deemed to have been given when delivered in person or by courier service or six Business Days after deposit in the U.S. mail or French mail, as applicable (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth opposite each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
          8.9 Further Assurances. The Agent, on behalf of itself and the Secured Parties under the BlueBay Documents, IESA and the Borrower and each other Credit Party, agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Agent or IESA may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement. IESA, the Agent, and the Secured Parties agree to be bound by the agreements herein made by them.
          8.10 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES.
          8.11 Binding on Successors and Assigns. This Agreement shall be binding upon Agent, the Secured Parties, IESA and their respective successors and assigns.
          8.12 Specific Performance. The Agent and IESA may demand specific performance of this Agreement. The Agent, on behalf of itself and the Secured Parties under the BlueBay Documents, and IESA, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Agent or IESA, as the case may be.
          8.13 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.
          8.14 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.
          8.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. IESA, the Agent, and the Secured Parties agree to be bound by the agreements made herein.
          8.16 No Third Party Beneficiaries; Effect of Agreement. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the Agent, Secured Parties and IESA and their respective successors and assigns, provided that IESA shall not assign its rights under this Agreement or its rights or obligations under the IESA Documents (whether by assignment or participation), in each case, without the Agent’s prior written consent. No other Person shall have or be entitled to assert rights or benefits hereunder. Nothing in this Agreement shall impair, as between the Credit Parties and the Agent and the Secured Parties, on the one

hand, and the Credit Parties and IESA, on the other hand, the obligations of each Credit Party to pay principal, interest, fees and other amounts and otherwise honor and perform IESA Obligations as provided in the BlueBay Documents and the IESA Documents, respectively.
          8.17 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Secured Parties, on the one hand, and IESA, on the other hand, in respect of the Shared Collateral. None of the Borrower, any other Credit Party or any other creditor thereof shall have any rights hereunder. Nothing in this Agreement is intended to or shall impair the obligations of the Borrower or any other Credit Party, which are absolute and unconditional, to pay the BlueBay Obligations and the IESA Obligations as and when the same shall become due and payable in accordance with the terms of the BlueBay Documents and the IESA Documents, respectively.
          8.18 Borrower; Additional Credit Parties. It is understood and agreed that the Borrower on the date of this Agreement shall constitute the original Borrower party hereto. The original Borrower hereby covenants and agrees to cause each Subsidiary of the Borrower which becomes a Subsidiary Guarantor after the date hereof to contemporaneously become a party hereto (as a Credit Party) by executing and delivering to the Agent and IESA an assumption agreement in form and substance reasonably satisfactory to the Agent and IESA. The parties hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person which becomes a Subsidiary Guarantor at any time (and any security granted by any such Person) shall be subject to the provisions hereof as fully as if same constituted a Credit Party hereto and had complied with the requirements of the immediately preceding sentence.
          8.19 Separate Agreement. This Agreement is separate and independent from, and does not amend, amend and restate, or supersede the Shared IP Intercreditor Agreement. The respective rights of the Agent, the Secured Parties and IESA with respect to the Shared IP Collateral (defined therein) shall be governed by the Shared IP Intercreditor Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused to be executed this Temporary Liquidity Facility Intercreditor Agreement as of the date first written above.

Notice Address:	Agent

BlueBay High Yield Investments (Luxembourg) S.A.R.L. c/o BlueBay Asset Management 77 Grosvenor Street, London, W1K 3JR, England Attn: Gina Germano Facsimile: +44(0)20 7930 7404	BLUEBAY HIGH YIELD INVESTMENTS (LUXEMBOURG) S.A.R.L., as administrative agent and lender BY: BLUEBAY ASSET MANAGEMENT PLC, acting as agent for BlueBay High Yield Investments (Luxembourg) S.a.r.l.

With a copy to:
White & Case LLP

1155 Avenue of the Americas	By:	/s/ Frederic Nada
New York New York 10036		Name: Frederic Nada
Attn: Sandy Qusba		Title: Vice President
Facsimile: +1 212-354-8113

Temporary Liquidity Facility Intercreditor Agreement

Notice Address:	IESA

1 place Verrazzano 69252 Lyon Cedex 09 France +33.4.37.64.30.00 Attn: Legal Affairs	INFOGRAMES ENTERTAINMENT, S.A., in its capacity as IESA
Facsimile: +33.1.4.37.64.30.95	By:	/s/ David Gardner

Name: David Gardner
Title: CEO

With a copy to:
Morrison & Foerster LLP
555 West Fifth Street, Suite 3500
Los Angeles, California 90013-1024
Attn: Russell Weiss
Facsimile: +1 212-468-7900

and
VEIL JOURDE
38, Rue de Lisbonne
75008 Paris
France
Attn: Emmanuel Rosenfeld
Facsimile: +33.1.53.53.94. 94

Temporary Liquidity Facility Intercreditor Agreement

Notice Address:	Borrower

417 Fifth Avenue	ATARI, INC.,
New York, New York 10016	as Borrower
Attn: Arturo Rodriguez
Facsimile: 212-726-6590

With a copy to:
Milbank, Tweed, Hadley & McCloy	By:	/s/ Eugene I. Davis

One Chase Manhattan Plaza		Name: Eugene I. Davis
New York, New York 10005		Title: Chairman of the Board of Directors
Attn: Thomas C. Janson
Facsimile: (212) 822-5899

Temporary Liquidity Facility Intercreditor Agreement